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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                   FORM 8-K/A

                      AMENDMENT NO. 2 TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): July 15, 1997
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                     Security Dynamics Technologies, Inc.
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              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


                    0-25120                              04-2916506
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                (Commission File                       (IRS Employer
                    Number)                          Identification No.)



                  20 Crosby Drive, Bedford, Massachusetts        01730
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               (Address of Principal Executive Offices)        (Zip Code)



       Registrant's telephone number, including area code: (617) 687-7000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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            This Amendment No. 2 on Form 8-K/A amends and restates Item 9 of the
Current Report on Form 8-K filed with the Securities and Exchange Commission
(the "Commission") on July 30, 1997 by Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), and as amended by Amendment No. 1 on Form 8-K/A filed with the Commission on July 31, 1997.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

            Pursuant to the Stock Purchase Agreements, on July 15, 1997 the Company issued or reserved for issuance approximately 2.7 million shares of its Common Stock (the "Shares") to certain stockholders of DynaSoft in exchange for approximately 95% of the outstanding shares and approximately 87% of the outstanding options to acquire shares of DynaSoft. The Company also paid approximately $6 million to certain stockholders of DynaSoft in exchange for the remaining outstanding shares and options. Of the Shares, an aggregate of 2,292,641 shares of Common Stock were issued and sold in reliance on Rule 903 of Regulation S under the Securities Act of 1933, as amended, to certain stockholders of DynaSoft, each of whom was deemed not to be a "U.S. person" as defined in Regulation S. No underwriters were involved with such issuance and sale of Common Stock.





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      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Security Dynamics Technologies, Inc.
                                          (Registrant)




      Date: August 4, 1997      By: /s/  Arthur W. Coviello, Jr.
                                    --------------------------------
                                    Arthur W. Coviello, Jr.
                                    Executive Vice President,
                                    Treasurer and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)